SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20547



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): February 25, 1998



                            THE SERVICEMASTER COMPANY
           (Exact name of registrant as specified in its certificate)

                         Commission File Number: 1-14762




Delaware                            One ServiceMaster Way             36-3858106
                                    Downers Grove, IL 60515

(State or other jurisdiction        (Address of principal       (I.R.S. Employer
of incorporation or organization)   executive office)        Identification No.)







Registrant's telephone number, including area code:              (630)  271-1300

Item 5.           Other Events

         On  July  28,  1997,  the  ServiceMaster  Company  (formerly  known  as
ServiceMaster Incorporated of Delaware) (the "Company") filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-32167) (the "Registration Statement"), as amended by Amendment No. 1 to the Registration Statement filed with the Commission on August 6, 1997, relating to the registration under the Securities Act of 1933, as amended, of up to $950,000,000 aggregate offering price of the securities of the Company identified therein, which Registration Statement was declared effective on August 6, 1997.

         On February 25, 1998, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with J. P. Morgan Securities Inc., Goldman, Sachs & Co., BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc. and NationsBanc Montgomery Securities L.L.C. (collectively, the "Underwriters"), referenced as Exhibit 1.1 to the Company's Registration Statement, pursuant to which the Company agreed to issue and sell $150 million aggregate principal amount of 7.10% Notes due 2018 and $150 million aggregate principal amount of 7.25% Notes due 2038 (collectively, the "Notes"). The Underwriting Agreement is attached hereto as Exhibit 1.1.

         The forms of the Notes are attached hereto as Exhibits 4.1 and 4.2.


Item 7.           Financial  Statements and Exhibits

                  7(c)     Exhibits.

                           1.1 Underwriting Agreement, dated as of February 25, 1998, between the Company and J. P. Morgan Securities Inc., Goldman, Sachs & Co., BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc. and NationsBanc Montgomery Securities L.L.C.

                           4.1      Form of 7.10% Note due March 1, 2018.

                           4.2      Form of 7.25% Note due March 1, 2038.

                           4.3 Third Supplemental Indenture dated as of March 2, 1998.



                                            Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE SERVICEMASTER COMPANY
                               (Registrant)


                               By:      /s/ Vernon T. Squires
                                        Sr. Vice President and General Counsel

Dated:  February 26, 1998